Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts”, and “Representations and Warranties” in the Joint Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of The Universal Institutional Funds, Inc. included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Other Service Providers” and “Financial Statements” in each Statement of Additional Information, of Morgan Stanley Select Dimensions Series and Morgan Stanley Variable Investment Series, dated April 30, 2013, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment No. 34 (File No.33-54047) of Morgan Stanley Select Dimensions Series and Post-Effective Amendment No. 52 (File No. 2-82510) of Morgan Stanley Variable Investment Series, and incorporated by reference in the Statement of Additional Information and Joint Proxy Statement and Prospectus, included in this Registration Statement on Form N-14.  We also consent to the incorporation by reference of our reports, dated February 19, 2013, on the financial statements and financial highlights of Global Infrastructure Portfolio (one of the portfolios constituting Morgan Stanley Select Dimensions Series) and Global Infrastructure Portfolio (one of the portfolios constitution Morgan Stanley Variable Investment Series) as of December 31, 2012 included in this Registration Statement on Form N-14 of The Universal Institutional Funds, Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 14, 2014